Exhibit 99.1

AMCON DISTRIBUTING COMPANY REPORTS RESULTS FOR THE QUARTER ENDED MARCH 31, 2026

NEWS RELEASE

Omaha, NE, April 20, 2026 - AMCON Distributing Company (“AMCON” or “the Company”) (NYSE American: DIT), an Omaha, Nebraska based Convenience and Foodservice Distributor, announces fully diluted loss per share of $2.34 on a net loss available to common shareholders of $2.2 million for its second fiscal quarter ended March 31, 2026.

“AMCON’s commitment to proprietary foodservice programs and custom curated store level merchandising is a value-added approach to convenience distribution. We now have the capability to offer turn-key solutions that enable our retail partners the ability to compete favorably with the Quick Service Restaurant industry. Our foodservice programs are supported by AMCON’s industry leading platform of services, as well as the foundational support of our operating philosophy centered on a superior level of customer service,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “We continue to actively seek strategic acquisition opportunities for Convenience and Foodservice Distributors, and their families, who desire to align with our customer focused approach philosophy and further the legacy of their enterprises.”

“AMCON’s broad geographic scope enables us to service customers across multiple time zones. Our customer-centric approach provides extraordinary value to our retail partners in challenging weather conditions as our AMCON teams ensure a consistent and timely flow of goods and services. As we grow, our customer base has demonstrated enthusiasm for our integrated state-of-the-art advertising, design, print and electronic display programs. These marketing tools provide our customers a competitive edge, especially in support of foodservice,” said Andrew C. Plummer, AMCON’s President and Chief Operating Officer. He further noted, “AMCON’s ability to deliver product in an efficient fashion is a key strategic benefit to our retail partners in an era of rising costs.”

For the fiscal quarter ended March 2026, the wholesale distribution segment reported revenues of $703.9 million and operating income of $2.2 million, and the retail health food segment reported revenues of $11.8 million and operating income of $0.1 million.

“We continue our relentless daily focus on managing the Company’s balance sheet and maximizing our liquidity position. At March 31, 2026, our shareholders’ equity was $112.4 million,” said Charles J. Schmaderer, AMCON’s Chief Financial Officer. Mr. Schmaderer also added, “Cost structures for Convenience Distributors have been impacted by the cumulative impact of inflation over a multi-year period. These inflationary pressures have resulted in higher operating expenses in areas such as product costs, labor and employee benefits, equipment, and insurance.”

AMCON, and its subsidiaries Team Sledd, LLC and Henry’s Foods, Inc., is a leading Convenience and Foodservice Distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and refrigerated foods, automotive supplies and health and beauty care products serving thirty-four (34) states from fifteen (15) distribution centers in Colorado, Idaho, Illinois, Indiana, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota, Tennessee and West Virginia. Through its Healthy Edge Retail Group, AMCON operates fifteen (15) health and natural product retail stores in the Midwest and Florida.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

For Further Information Contact:

Charles J. Schmaderer

AMCON Distributing Company

Ph 402-331-3727

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AMCON Distributing Company and Subsidiaries

Condensed Consolidated Balance Sheets

March 31, 2026 and September 30, 2025

	March	September
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash	$643,064	$744,613
Accounts receivable, less allowance for credit losses of $2.4 million at March 2026 and $2.4 million at September 2025	72,803,828	73,192,069
Inventories, net	150,695,783	153,276,545
Income taxes receivable	30,156	140,986
Prepaid expenses and other current assets	16,060,448	12,150,645
Assets held for sale	943,638	—
Total current assets	241,176,917	239,504,858

Property and equipment, net	111,781,351	107,844,655
Operating lease right-of-use assets, net	28,527,753	30,488,841
Goodwill	5,778,325	5,778,325
Other intangible assets, net	4,008,507	4,240,359
Other assets	3,194,416	3,231,488
Total assets	$394,467,269	$391,088,526

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$69,904,304	$69,532,355
Accrued expenses	15,552,569	15,459,406
Accrued wages, salaries and bonuses	5,155,787	6,745,698
Current operating lease liabilities	7,361,830	7,862,117
Current maturities of long-term debt	5,513,687	5,471,310
Current mandatorily redeemable non-controlling interest	7,459,135	7,020,895
Total current liabilities	110,947,312	112,091,781

Credit facilities	137,063,059	126,804,775
Deferred income tax liability, net	3,251,034	4,048,070
Long-term operating lease liabilities	21,340,946	22,845,456
Long-term debt, less current maturities	8,199,693	11,033,949
Other long-term liabilities	1,297,832	1,193,081

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 976,028 shares outstanding at March 2026 and 953,378 shares outstanding at September 2025	13,203	9,799
Additional paid-in capital	38,085,548	36,991,031
Retained earnings	106,673,900	108,475,842
Treasury stock at cost	(32,405,258)	(32,405,258)
Total shareholders’ equity	112,367,393	113,071,414
Total liabilities and shareholders’ equity	$394,467,269	$391,088,526

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AMCON Distributing Company and Subsidiaries

Condensed Consolidated Unaudited Statements of Operations

for the three and six months ended March 31, 2026 and 2025

	For the three months ended March		For the six months ended March
	2026	2025	2026	2025
Sales (including excise taxes of $138.0 million and $126.1 million, and $281.1 and $269.5 million, respectively)	$715,652,441	$619,503,087	$1,445,707,771	$1,330,776,344
Cost of sales	672,163,242	576,475,202	1,354,170,245	1,240,854,907
Gross profit	43,489,199	43,027,885	91,537,526	89,921,437
Selling, general and administrative expenses	41,383,448	40,107,953	82,975,108	80,695,584
Depreciation and amortization	2,490,471	2,458,027	5,004,243	5,093,628
	43,873,919	42,565,980	87,979,351	85,789,212
Operating income (loss)	(384,720)	461,905	3,558,175	4,132,225

Other expense (income):
Interest expense	2,228,039	2,266,407	4,889,675	5,113,028
Change in fair value of mandatorily redeemable non-controlling interest	115,599	272,856	438,240	467,668
Other (income), net	(126,877)	(56,398)	(206,223)	(167,930)
	2,216,761	2,482,865	5,121,692	5,412,766
Income (loss) from operations before income taxes	(2,601,481)	(2,020,960)	(1,563,517)	(1,280,541)
Income tax expense (benefit)	(427,000)	(431,000)	(182,000)	(39,000)
Net income (loss) available to common shareholders	$(2,174,481)	$(1,589,960)	$(1,381,517)	$(1,241,541)

Basic earnings (loss) per share available to common shareholders	$(2.34)	$(1.72)	$(1.49)	$(1.35)
Diluted earnings (loss) per share available to common shareholders	$(2.34)	$(1.72)	$(1.49)	$(1.35)

Basic weighted average shares outstanding	930,727	922,857	927,906	919,870
Diluted weighted average shares outstanding	930,727	922,857	927,906	919,870

Dividends paid per common share	$0.31	$0.31	$0.43	$0.43

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AMCON Distributing Company and Subsidiaries

Condensed Consolidated Unaudited Statements of Shareholders’ Equity

for the three and six months ended March 31, 2026 and 2025

					Additional
	Common Stock		Treasury Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
THREE MONTHS ENDED MARCH 2025
Balance, January 1, 2025	1,297,814	$9,799	(329,656)	$(31,272,163)	$35,077,446	$108,604,071	$112,419,153
Dividends on common stock, $0.12 per share	—	—	—	—	—	(116,183)	(116,183)
Compensation expense related to equity-based awards	—	—	—	—	637,862	—	637,862
Net loss available to common shareholders	—	—	—	—	—	(1,589,960)	(1,589,960)
Balance, March 31, 2025	1,297,814	$9,799	(329,656)	$(31,272,163)	$35,715,308	$106,897,928	$111,350,872

THREE MONTHS ENDED MARCH 2026
Balance, January 1, 2026	1,320,464	$9,950	(344,436)	$(32,405,258)	$37,539,841	$108,969,480	$114,114,013
Dividends on common stock, $0.12 per share	—	—	—	—	—	(121,099)	(121,099)
Compensation expense related to equity-based awards	—	—	—	—	548,960	—	548,960
Issuance of shares for stock split	—	3,253	—	—	(3,253)		—
Net loss available to common shareholders	—	—	—	—	—	(2,174,481)	(2,174,481)
Balance, March 31, 2026	1,320,464	$13,203	(344,436)	$(32,405,258)	$38,085,548	$106,673,900	$112,367,393

					Additional
	Common Stock		Treasury Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
SIX MONTHS ENDED MARCH 2025
Balance, October 1, 2024	1,275,164	$9,648	(329,656)	$(31,272,163)	$34,439,735	$108,552,565	$111,729,785
Dividends on common stock, $0.43 per share	—	—	—	—	—	(413,096)	(413,096)
Compensation expense and issuance of stock in connection with equity-based awards	22,650	151	—	—	1,275,573	—	1,275,724
Net loss available to common shareholders	—	—	—	—	—	(1,241,541)	(1,241,541)
Balance, March 31, 2025	1,297,814	$9,799	(329,656)	$(31,272,163)	$35,715,308	$106,897,928	$111,350,872

SIX MONTHS ENDED MARCH 2026
Balance, October 1, 2025	1,297,814	$9,799	(344,436)	$(32,405,258)	$36,991,031	$108,475,842	$113,071,414
Dividends on common stock, $0.43 per share	—	—	—	—	—	(420,425)	(420,425)
Compensation expense and issuance of stock in connection with equity-based awards	22,650	151	—	—	1,097,770	—	1,097,921
Issuance of shares for stock split	—	3,253	—	—	(3,253)	—	—
Net loss available to common shareholders	—	—	—	—	—	(1,381,517)	(1,381,517)
Balance, March 31, 2026	1,320,464	$13,203	(344,436)	$(32,405,258)	$38,085,548	$106,673,900	$112,367,393

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AMCON Distributing Company and Subsidiaries

Condensed Consolidated Unaudited Statements of Cash Flows

for the six months ended March 31, 2026 and 2025

	March	March
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) available to common shareholders	$(1,381,517)	$(1,241,541)
Adjustments to reconcile net income (loss) available to common shareholders to net cash flows from (used in) operating activities:
Depreciation	4,772,391	4,824,777
Amortization	231,852	268,851
(Gain) loss on sales of property and equipment	(94,394)	(44,229)
Equity-based compensation	1,097,921	1,275,724
Deferred income taxes	(797,036)	(571,672)
Provision for credit losses	4,000	(164,616)
Inventory allowance	(8,695)	32,688
Change in fair value of contingent consideration	—	(1,453,452)
Change in fair value of mandatorily redeemable non-controlling interest	438,240	467,668
Changes in assets and liabilities, net of effects of business combinations:
Accounts receivable	384,241	5,749,877
Inventories	2,589,457	(13,324,448)
Prepaid and other current assets	(3,909,803)	(245,028)
Other assets	37,072	(50,666)
Accounts payable	(32,480)	2,898,936
Accrued expenses and accrued wages, salaries and bonuses	(1,540,457)	(4,490,508)
Other long-term liabilities	104,751	237,652
Income taxes payable and receivable	110,830	380,354
Net cash flows from (used in) operating activities	2,006,373	(5,449,633)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(9,328,436)	(6,451,773)
Proceeds from sales of property and equipment	174,534	67,208
Acquisition of Arrowrock Supply	—	(6,131,527)
Net cash flows from (used in) investing activities	(9,153,902)	(12,516,092)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	1,369,524,265	1,262,647,310
Repayments under revolving credit facilities	(1,359,265,981)	(1,241,627,743)
Principal payments on long-term debt	(2,791,879)	(2,627,680)
Dividends on common stock	(420,425)	(413,096)
Net cash flows from (used in) financing activities	7,045,980	17,978,791
Net change in cash	(101,549)	13,066
Cash, beginning of period	744,613	672,788
Cash, end of period	$643,064	$685,854

Supplemental disclosure of cash flow information:
Cash paid during the period for interest, net of amounts capitalized	$4,962,484	$5,215,092
Cash paid during the period for income taxes, net of refunds	499,080	151,318

Supplemental disclosure of non-cash information:
Equipment acquisitions classified in accounts payable	$445,813	$841,018

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